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                                                                 EXHIBIT (j)1.







               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of American National Investment Accounts, Inc. and the use of our report dated February 6, 2004 on the financial statements and financial highlights of the American National Growth Portfolio, American National Equity Income Portfolio, American National Balanced Portfolio, American National Money Market Portfolio, American National Government Bond Portfolio, American National Small-Cap/Mid-Cap Portfolio, American National High Yield Bond Portfolio and American National International Stock Portfolio, each a series of shares of American National Investment Accounts, Inc. Such financial statements and financial highlights appear in the 2003 Annual Report to Shareholders which appears in the Statement of Additional Information filed in the Post-Effective Amendment to the Registration Statement on Form N-1A of American National Investment Accounts, Inc. We also consent to the references to our Firm in the Registration Statement and Prospectus.

                                                            TAIT, WELLER & BAKER




Philadelphia, Pennsylvania
April 26, 2004